Exhibit 99.1

Revolution Lighting Technologies Reports Fourth Quarter and Full Year 2014 Financial Results

•	Reported Revenues of $76.8 Million for FY 2014, an Increase of 195% over FY 2013

•	Reported Revenues of $27.5 million for Q4- an increase of 288% over Q4 2013

•	Gross Margin of 32% for 2014

•	2015 Revenue expected to be approximately $125 Million with Revenue Growth of Over 60% and Gross Margin expected to be in the 34-36% range

•	2015 Adjusted EBITDA Margin expected to be in the 10% to 12% range

Stamford, CT, March 16, 2015 – Revolution Lighting Technologies, Inc. (NASDAQ: RVLT) (“Revolution Lighting”), a leading provider of advanced LED lighting solutions, today announced financial results for the fourth quarter and full year ended December 31, 2014. Reported revenues for FY 2014 were $76.8 million with $27.5 million in Q4.

“In 2014 we built a solid foundation for the future and executed on our business strategy,” said Robert V. LaPenta, Chairman and Chief Executive Officer, Revolution Lighting Technologies. “We increased revenues, continued to generate industry leading gross margins, made several strategic acquisitions to broaden our product portfolio, expanded our distribution network, and strengthened our management team.”

“The 2014 acquisition of Value Lighting has proved to be a great addition to the Company. It allowed us to penetrate new markets, including the multifamily, and apartment housing sector where demand for our products continues to grow. Momentum also continues around expanding our dedicated sales network as well as our supporting agency network. This expansion creates one of the industry’s largest and best educated sales force available to support our customers. With 52 exclusive dealers and distributors and 38 agencies across the country, RVLT is well-positioned to achieve its 2015 revenue target,” concluded LaPenta.

According to a U.S. Department of Energy study, LED share of market is expected to account for $72 billion of the $105 billion general lighting market by 2020. Through acquisitions, increased brand management capabilities and a robust new product development pipeline, RVLT is working aggressively to capture market share in a world that is seeing rapid LED growth. RVLT introduced over 60 new products in 2014 and will continue to support its customers, and the LED market, through a robust engineered and strategically sourced new product development process.

In 2014, the Company started the integration of its indoor and outdoor products under the RVLT brand. Seesmart offers an extensive line of high-quality interior and exterior LED lamps and fixtures. Relume offers highly efficient outdoor LED products. Integrating these two powerful brands into RVLT not only expands the Company’s focus on the commercial, industrial, hospitality, healthcare, education, and government verticals, but also allows it to become one of the nation’s fastest-growing LED lighting brands.

Quarter Ended December 31, 2014

For the quarter ended December 31, 2014, total revenue was $27.5 million, as compared to $7.1 million in the same period of 2013, an increase of approximately 288%. Gross profit for the quarter was $8.5 million, as compared to $2.3 million during the same period in 2013. Gross margin was 31% as compared to 33% for the year-ago period.

The Company reported an operating loss of $3.5 million in the quarter ended December 31, 2014, as compared to $3.3 million in the same period of 2013. Operating results for 2014 were negatively impacted by one-time and non-cash charges totaling $4.5 million including $1.8 million of depreciation and amortization primarily from the amortization of intangible assets resulting from the acquisitions, $1.6 million of acquisition-related contingent consideration and expenses and $1.1 million of stock based compensation. Adjusted EBITDA for the fourth quarter of 2014 was approximately $1.0. Operating results for the fourth quarter of 2013 were negatively impacted by similar one-time and non-cash charges of $0.8 million. Negative Adjusted EBITDA for the fourth quarter of 2013 was approximately $2.5 million.

The Company reported a net loss of $2.6 million in the fourth quarter of 2014, compared to a net loss of $3.3 million in the fourth quarter of 2013. The fourth quarter of 2014 results include a tax benefit of $1.1 million as a result of the 2014 acquisition activity and $0.2 million of interest expense.

Basic and diluted loss per share attributable to common stockholders were $0.07 and $0.05, respectively, for the quarters ended December 31, 2014 and 2013. The per share amounts reflect the accretion to the redemption value and the accrual of dividends on the preferred stock, as well as the effect of the exchange of all the preferred stock for common stock on December 1, 2014. Weighted basic and diluted shares outstanding were 105.7 million for the quarter ended December 31, 2014 and 80.9 million for the quarter ended December 31, 2013.

Full Year Ended December 31, 2014

For the year ended December 31, 2014, the Company reported revenues of $76.8 million, as compared to $26.1 million in the same period of 2013, an increase of 195%. Gross profit for the full year ended December 31, 2014 was approximately $24.2 million, as compared to $10.0 million during the same period in 2013, an increase of 143%.

The Company reported an operating loss of $10.9 million in the full year ended December 31, 2014, as compared to $10.5 million in the same period of 2013. Operating results for 2014 were negatively impacted by one-time and non-cash charges totaling $9.8 million including $5.6 million of depreciation and amortization primarily from the amortization of intangible assets resulting from the acquisitions, $2.2 million of acquisition-related contingent consideration and expenses and $1.7 million of stock based compensation. Negative Adjusted EBITDA for 2014 was approximately $1.1 million. Operating results for 2013 were negatively impacted by one-time and non-cash charges of $7.5 million, including expenses related to acquisitions, severance and facility transition costs related to the closing of the former Nexxus Lighting corporate office in North Carolina, the amortization of intangible assets related to acquisitions and stock-based compensation. Negative Adjusted EBITDA for 2013 was approximately $3.0 million.

The Company reported a net loss for the full year ended December 31, 2014 of approximately $5.2 million as compared to a net loss of $16.8 million for the same period in 2013. The net loss in 2014, in addition to the above-mentioned non-cash charges, includes a tax benefit of $6.6 million as a result of the 2014 acquisition activity and $0.8 million of interest expense. The net loss in 2013 includes the aforementioned charges and an additional one-time non-cash charge of $7.0 million related to the change in fair value of the embedded liability related to the Company’s Series E, a gain of $0.7 million on a bargain purchase of a business which the Company does not expect to reoccur going forward, as well as interest costs of $0.1 million.

Basic and diluted loss per share attributable to common stockholders was $0.14 and $0.26, respectively, for the years ended December 31, 2014 and 2013. The per share amounts reflect the accretion to the redemption value and the accrual of dividends on the preferred stock, as well as the effect of the exchange of all the preferred stock for common stock. Weighted basic and diluted shares outstanding were 92.2 million for the year ended December 31, 2014 and 77.3 million for the year ended December 31, 2013.

Business Highlights for Full Year 2014

•	December 29th: The Company entered into a strategic distribution partnership with Fastenal Company. Fastenal is one of the largest MRO (Maintenance, Repair, Operations) suppliers.

•	December 18th: Announced that its Seesmart™ brand LED household and PAR lamps are now available on Staples.com.

•	December 1st: The Company completed an offering of 8 million shares of its common stock.

•	December 1st: The Company converted all outstanding preferred stock and unpaid dividends into common stock.

•	October 23rd: Announced the retrofit installation of 40,000 LED tube lights in New Brunswick Public Schools.

•	October 22nd: The Company filed a universal shelf registration statement (not to exceed $50 million) on Form S-3 with SEC.

•	September 26th: The Company completed the retrofit of the Connecticut Convention Center, located in Hartford, Connecticut; the largest energy reduction project in the state.

•	August 20th: The Company entered into a three year loan and security agreement with Bank of America. The agreement allows the Company to borrow up to $25 million on a revolving basis.

•	June 11th: Announced that SL Green Realty Corp., New York City’s largest commercial property owner, selected Revolution Lighting’s Seesmart™ brand LED tube lamps for an LED retrofit at nine commercial office properties.

•	April 17th: The Company completed the acquisition of Value Lighting a supplier of lighting solutions to the multifamily and apartment housing market.

•	April 3rd: Announced the launch of Seesmart brand Generation 3 (G3) LED T8 tube lamps featuring an innovative all-plastic construction with a thermoplastic heat sink for cool, efficient operation.

Liquidity Position

The Company’s liquidity position was improved with positive cash flow from operations in Q4 contributing to a cash balance of $6.0 million and working capital of $18.8 million as of December 31, 2014.

In August 2014 the Company entered into a revolving credit facility pursuant to which the Company can borrow up to specified percentages against eligible accounts receivable and inventory up to a maximum of $25 million. As of December 31, 2014, $8.8 million was outstanding.

2015 Revenue & Adjusted EBITDA Outlook

Revolution Lighting started 2015 with a robust pipeline of close to $300 million in actionable opportunities over the next 12 to 18 months. The Company expects revenue in 2015 to be approximately $125 million with revenue growth attributable to our current businesses of over 30%, and Adjusted EBITDA Margin in the 10-12% range.

Further information on Revolution Lighting Technologies’ quarterly and annual results can be found in the Company’s Form 10-K for the year ended December 31, 2014 filed with the U.S. Securities and Exchange Commission (SEC) and may be accessed on the SEC’s website at www.sec.gov.

About Revolution Lighting Technologies Inc.

Revolution Lighting Technologies, Inc. (NASDAQ:RVLT) is a leading LED lighting solutions company. We design, manufacture, market and sell energy-efficient LED and conventional solutions with a strong presence in the industrial, commercial and government markets in the United States, Canada, and around the world. Founded in 1991, Revolution Lighting has created an innovative, multi-brand, lighting company that offers a comprehensive advanced product platform of high-quality indoor and outdoor LED lamps and LED and conventional fixtures.

Revolution Lighting Technologies markets and distributes our products through a network of independent sales representatives and distributors, as well as through energy savings companies, national accounts and its wholly owned subsidiary, Value Lighting, a leading supplier of lighting solutions to the multifamily residential housing sector and new construction marketplace across the U.S. Other brands within our RVLT family include Lumificient, which supplies LED illumination for the signage industry; and Sentinel, a revolutionary patented and licensed monitoring and smart grid control system for outdoor lighting applications. For additional information visit: www.rvlti.com.

Cautionary Statement for Forward-Looking Statements

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties, and statements relating to the anticipated future growth and profitability of our business. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Revolution Lighting’s filings under the Securities Exchange Act for additional factors that could cause actual results to differ materially, including our history of losses, risks relating to our acquisition strategy, the potential for future dilution to our existing common stockholders, our status as a controlled company, the risk that demand for our LED products fails to emerge as anticipated, the availability of financing for our customers, competition from larger companies, and risks relating to third party suppliers and manufacturers, as well as the other Risk Factors described in Item 1A of our Form 10-K for the fiscal year ended December 31, 2014. Revolution Lighting Technologies, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP measure of financial performance. Adjusted EBITDA is calculated by adding back to net income or loss interest and financing related costs, acquisition related charges, severance and transition costs, income taxes, depreciation and amortization, long lived asset impairments and stock based compensation charges. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA is useful to help investors analyze the operating trends in the business and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that use Adjusted EBITDA in their communications with investors. By excluding non cash charges such as amortization and depreciation, stock based compensation, long lived asset impairments as well as charges for income taxes, interest and financing charges, acquisition related and severance and transition costs, investors can evaluate our operations and compare our results with the results of other companies on a more consistent basis. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals and evaluate the performance of business units and management.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance and a useful measure of historical and prospective trends. However there are significant limitations of the use of Adjusted EBITDA since it excludes interest income and expense, financing related and acquisition related charges, severance and transition costs, stock based compensation and income taxes, all of which impact profitability, as well as depreciation and amortization and impairments, related to the use of long lived assets that benefit future periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP performance measures and clearly identifying the differences between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income or loss or operating income or loss presented in accordance with GAAP. Moreover, Adjusted EBITDA as defined by the Company may not be comparable to similarly titled measure provided by other entities.

A reconciliation of our GAAP net loss to non-GAAP Adjusted EBITDA for the three months and full year ended December 31, 2014 and December 31, 2013, respectively follows:

	(in millions)
	For the 3 months ended December 31, 2014	For the 3 months ended December 31, 2013	For the year ended December 31, 2014	For the year ended December 31, 2013
Net Loss	$(2.6)	$(3.3)	$(5.2)	$(16.8)
Severance and Transition Costs	—	0.1	0.4	1.2
Acquisition Related Costs	1.6	0.2	2.2	2.4
Depreciation and Amortization	1.8	0.5	5.6	3.1
Interest Expense	0.2	—	0.8	0.1
Stock Based Compensation Costs	1.1	0.1	1.7	0.8
Deferred Income Tax Benefit	(1.1)	—	(6.6)	—
Gain on bargain purchase of business	—	—	—	(0.7)
Change in fair value of embedded derivative	—	—	—	7.0

Adjusted EBITDA	$1.0	$(2.4)	$(1.1)	$(2.9)

Contact:

For Revolution Lighting Technologies, Inc.

Rob LaPenta Jr., 203-504-1100

roblapenta@astoncap.com